United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 17, 2008 (September 16, 2008)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number
(Exact name of registrant as specified in its charter)
Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Fiscal Year 2008 Bonus Awards and Fiscal Year 2009 Bonus Agreements

On September 16, 2008, the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Comtech Telecommunications Corp. (the “Company”), approved fiscal 2008 bonus awards for the named executive officers in the Company’s most recent Proxy Statement.

In the case of Fred Kornberg, the Company’s Chairman of the Board, Chief Executive Officer and President, the Committee awarded a total cash bonus of $3,984,882. In the case of Robert L. McCollum, Senior Vice President, President of Comtech EF Data Corp., the Committee awarded a total cash bonus of $1,000,000.  In the case of Richard L. Burt, Senior Vice President, President of Comtech Systems, Inc., the Committee awarded a total cash bonus of $5,000.  In the case of Robert G. Rouse, the Company’s former Executive Vice President and Chief Operating Officer, and in accordance with the Company's agreement with Mr. Rouse (as filed with the Securities Exchange Commission on April 29, 2008), the Committee awarded a total cash bonus of $1,301,460. All four bonus awards include cash-incentive awards payable under the Company’s 2000 Stock Incentive Plan (the “2000 Plan”).  A portion of the award for Mr. Kornberg includes an amount payable under his employment agreement.  The fiscal 2008 bonus award for Michael D. Porcelain, the Company’s Senior Vice President and Chief Financial Officer, was $600,000.

On September 16, 2008, the Committee also approved fiscal 2009 performance measures and bonus goals for certain executive officers.  In the case of Mr. Kornberg, the Committee approved performance measures based on a percentage of the Company’s fiscal 2009 pre-tax profit, adjusted for certain items.  In the case of Mr. Porcelain, the Committee approved performance measures based on a percentage of the Company's fiscal 2009 pre-tax profit, adjusted for certain items and the attainment of various performance measures including personal goals. The fiscal 2009 bonus goals for the other named executive officers are based on a percentage of the relevant subsidiary’s or subsidiaries’ pre-tax profits and the attainment of various additional performance measures.  The additional fiscal 2009 performance measures and related weightings for these other executive officers are as set forth in the chart below:

	Fiscal 2009 Performance Measures (1)
	Operating Profit	New Orders	Cash Flow	Personal Goals	Total
Richard L. Burt	25%	25%	25%	25%	100%
Robert L. McCollum	25%	25%	25%	25%	100%

(1)
The fiscal 2009 bonus goals associated with each performance measure are not disclosed in this report because these amounts are confidential business information, the disclosure of which could have an adverse effect on the Company. The percentages in the above table represent the percentage of the total cash bonus goal related to each performance measure. Except for personal goals, the percentage factor for each performance measure can be decreased or increased proportionally as a function of each goal achievement from a minimum of 70% up to a maximum of 150%. Achievement at a level corresponding to less than 70% of any goal results in that percentage factor being reduced to zero.

The performance measures and bonus goals relating to all executive officers are intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code.

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Amended and Restated Employment Agreement with Fred Kornberg

On September 16, 2008, the Company entered into an amended and restated employment agreement with Mr. Kornberg which, in part, amends Mr. Kornberg’s agreement with the Company dated September 17, 2007. The employment agreement was amended to provide principally for (i) a term ending July 31, 2011, (ii) a base salary of $695,000, (iii) a period of up to two years following a change in control in the Company  (as defined) during which Mr. Kornberg may terminate his employment and receive a lump sum payment from the Company, (iv) a provision that the lump sum severance payment payable upon such a termination of Mr. Kornberg’s employment during the two years following a change in control (as defined in the agreement) shall equal to 2.5 times the sum of Mr. Kornberg’s (A) base salary then in effect plus (B) average incentive compensation under his employment agreement and annual incentive awards under the 2000 Plan actually paid or payable for performance in the three fiscal years preceding the year in which the change in control occurs, and (v) in the event the total amounts payable to Mr. Kornberg in connection with a change in control (the “Total Payments”) are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or similar laws, the payment to Mr. Kornberg of an additional amount such that the net amount retained by Mr. Kornberg after deduction of such excise tax and excise and income tax on the additional amount paid shall be equal to the Total Payments.

The foregoing summary is qualified in its entirety by reference to the full text of the Second Amended and Restated Employment Agreement filed as Exhibit 10(a) to the Company’s 2008 Form 10-K and incorporated by reference in this Item 5.02(e).

Amended and Restated Change in Control Agreements with Certain Other Officers

On September 16, 2008, the Company entered into amended and restated change in control agreements with Messrs. Burt, McCollum and Porcelain and certain other members of senior management.  The change in control agreements were amended to provide principally for (i) a term ending July 31, 2010, (ii) continuation of the term to a date that is twenty-four months after the occurrence of a change in control (as defined), (iii) a severance payment in connection with a termination of employment either by the Company without cause (as defined) or by the executive for good reason (as defined) 90 days prior to or twenty-four months following the occurrence of a change in control (the “protected period”) equal to 2.5 times the sum of (A) the executive’s annual base salary and (B) the amount equal to the executive’s average annual incentive award (i.e., bonus) actually paid or payable for performance in the three fiscal years preceding the year of termination, (iv) a delay in the executive’s right to terminate his employment for good reason during the first year after a change in control due to the assignment to him of any duties inconsistent in any material adverse respect with his position, authority or responsibilities immediately prior to the occurrence of the change in control, if (A) Fred Kornberg continues to serve as the most senior executive officer of the Company, and if (B) the change in the executive’s position or duties that otherwise would constitute good reason results from the assignment to the executive of an executive-level position, with an executive title, and with full-time substantive duties and responsibilities of a nature similar to his prior duties and responsibilities, and with the executive either reporting to Mr. Kornberg in his capacity as the senior officer or reporting to the officer to whom the executive was reporting at the time of the change in control, which officer himself or herself reports to Mr. Kornberg, (v) with respect to the annual incentive award for the fiscal year in progress at his date of termination and his annual incentive award for any previously completed year for which his final annual incentive award has not yet been determined, (A) vesting of any award based on pre-set performance goals based on the level of actual achievement of such performance goals through the earlier of the end of the performance period or the date of termination, (B) vesting of any discretionary award as of the date of termination based on a level consistent with the level of annual incentives (as a percentage of base salary) of other executives of comparable rank whose annual incentives are based on pre-set performance goals, but in an amount not less than the pro rata amount of the executive’s average prior years’ annual incentive amount referred to above, (vi) a period of up to one year following the protected period during which certain terminations of the executive’s employment would entitle him to receive a severance benefit of 1.5 times the sum of the executive’s base salary and his average incentive compensation plus annual incentive awards under the

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2000 Plan actually paid or payable for performance in the three fiscal years preceding the year in which the change in control occurs, (vii) the definition of “good reason” to include material reductions in annual incentive awards actually paid below 80% of the annual incentive actually paid for the year before a change in control or a material reduction in the value of annual equity awards, and (viii) in the event the total amounts payable to the executive in connection with a change in control (the “Total Severance Amounts”) are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or similar laws, the payment to the executive of an additional amount such that the net amount retained by the executive after deduction of such excise tax and excise and income tax on the additional amount paid shall be equal to the Total Severance Amounts.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Form of Change in Control Agreement (Tier 2) filed as Exhibit 10(b)(1) to the Company’s 2008 Form 10-K and incorporated by reference to this Item 5.02(e).

On September 16, 2008, the Company also entered into change in control agreements with certain other members of senior management that are substantially the same as those described in the preceding paragraph, except that the severance benefit during the protected period equals 1.5 times the sum of the executive’s base salary and his/her average incentive compensation plus annual incentive awards under the 2000 Plan actually paid or payable for performance in the three fiscal years preceding the year in which the change in control occurs, and the severance benefit for the one year period following the protected period equals 1.0 times the sum of the executive’s base salary and his/her average incentive compensation plus annual incentive awards under the 2000 Plan actually paid or payable for performance in the three fiscal years preceding the year in which the change in control occurs.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Form of Change in Control Agreement (Tier 3) filed as Exhibit 10(b)(2) to the Company’s 2008 Form 10-K and incorporated by reference to this Item 5.02(e).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: September 17, 2008

	By:	/s/ Michael D. Porcelain
		Name:	Michael D. Porcelain
		Title:	Senior Vice President and Chief Financial Officer

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